UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 9, 2009

PAB BANKSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	000-25422	58-1473302
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 North Valdosta Road, Valdosta, Georgia	31602
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code    (229) 241-2775

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

PAB Bankshares, Inc. (the “Company”) announced on September 9, 2009 that it completed a private placement of approximately $13,412,000 of additional capital that will be used to support the operations of The Park Avenue Bank, the Company’s wholly owned banking subsidiary (the “Bank”).  The private placement included $8,305,000 of the Company’s “Series A Contingent Convertible Perpetual Non-cumulative Preferred Stock,” no par value per share (the “Series A Preferred Stock”) that has been held in escrow since March 5, 2009, along with an additional $5,107,000 of the Company’s “Series B Contingent Convertible Perpetual Non-cumulative Preferred Stock,” no par value per share (the “Series B Preferred Stock”).  The terms of the Series A Preferred Stock are more fully described in “Item 1.01 Entry into a Material Definitive Agreement” of the Company’s Current Report on Form 8-K dated March 5, 2009, which is incorporated herein by reference, and are contained in the Articles of Amendment filed as Exhibit 3.1 to this Current Report on Form 8-K.  As described in the Company’s Current Report on Form 8-K dated March 5, 2009, the investment agreements entered into in connection with the Series A Preferred Stock included a condition to closing that the Bank’s total risk-based capital ratio equal or exceed twelve percent (12%).  Investors representing the $8.3 million of Series A Preferred Stock issued on September 9, 2009 agreed to waive this condition to closing.  The terms of the Series B Preferred Stock are set forth below in this Item 1.01.

As a result of shareholder approval which was obtained at our 2009 Annual Meeting of Shareholders held on June 23, 2009, both classes of the preferred stock were immediately converted into shares of the Company’s no par value per share common stock (the “Common Stock”) at a conversion price of $3.00 per share.  Also, upon conversion, the investors received warrants (the “Warrants”) to purchase additional shares of common stock equal to 30% of the aggregate value of their investment.  Accordingly, no shares of the Series A Preferred Stock or Series B Preferred Stock are outstanding.

Additional information regarding the closing of the private placement may be found in the Company’s press release, which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Investment Agreements

On September 9, 2009, the Company entered into investment agreements (the “Investment Agreements”) with certain purchasers (each, a “Purchaser” and together, the “Purchasers”) pursuant to which the Company raised in the aggregate approximately $5,107,000 (the “Offering”).  Under the terms of the Investment Agreements, the Purchasers agreed to purchase 5,107 shares of the Company’s newly-created class of Series B Preferred Stock at a purchase price of $1,000 per share.  The Series B Preferred Stock is convertible into shares of Common Stock, and upon conversion of the Series B Preferred Stock, holders will receive Warrants to purchase shares of Common Stock equal to 30% of the aggregate value of the Series B Preferred Stock.  As discussed above, the Offering was completed on September 9, 2009.

The above summary is qualified in its entirety by reference to a copy of the Form of Investment Agreement for Series B Preferred Stock, which is attached hereto as Exhibit 10.1 to this Report on Form 8-K and is incorporated herein by reference.

Terms of the Series B Preferred Stock and the Warrants

As described above, the Series B Preferred Stock immediately converted into shares of Common Stock.  The terms of the Series B Preferred Stock provided for the payment of  non-cumulative quarterly dividends in arrears on the last day of January, April, July and October, at a rate of 8.00% per annum from the date of issuance until December 31, 2009 and 16.00% per annum thereafter.  The liquidation preference of the Series B Preferred Stock was $1,000 per share.  As a result of the immediate conversion of Common Stock upon issuance, no dividends were paid on the Series B Preferred Stock.

The initial conversion price for the Series B Preferred Stock was $3.00, subject to adjustment for stock dividends, stock splits, and similar transactions affecting the Common Stock. The Series B Preferred Stock will rank senior to the Common Stock in terms of dividend payments and distributions upon liquidation, dissolution and winding up of the Company.  The Company may, at its option, redeem, in whole or in part, the shares of Series B Preferred Stock outstanding upon notice to the Purchasers.

Upon conversion of the Series B Preferred Stock, Purchasers received Warrants to purchase shares of Common Stock equal to 30% of the aggregate value of the Series B Preferred Stock.  The Warrants have an exercise price equal to $3.75 (which represents 125% of the conversion price of the Series B Preferred Stock).

The remaining terms of the Series B Preferred Stock are embodied in the Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation, which were filed with the Secretary of State of the State of Georgia on September 9, 2009 as described in more detail under the caption “Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.”

The above summary is qualified in its entirety by reference to a copy of the Articles of Amendment, which is attached hereto as Exhibit 3.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The Company conducted the private placement of the Series A Preferred Stock and the Series B Preferred Stock to the investors in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “ Securities Act ”), afforded by Section 4(2) thereunder, and, in particular, the safe harbor provisions afforded by Regulation D (“ Regulation D ”), as promulgated thereunder. Each of the investors has represented to the Company that he or she is an “accredited investor” as defined in Rule 501(a) of Regulation D.

The Company paid the placement agent for the private placement, Sandler O’Neill & Partners, L.P., total commissions of approximately $280,000.  The Company expects to use the net proceeds of the private placement, which it estimates to be approximately $12.6 million, for general corporate purposes and to increase the Bank’s capital and maintain the Bank’s “well capitalized” status.

The other information relating to the private placement and the Series A Preferred Stock, the Series B Preferred Stock and the Warrants set forth above the caption “Item 1.01 Entry into a Material Definitive Agreement,” is hereby incorporated into this Item 3.02 by this reference.

Item 5.03. Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On September 9, 2009, the Company filed Articles of Amendment with the Secretary of State of Georgia for the purpose of amending the Company’s Amended and Restated Articles of Incorporation to establish the preferences, limitations, voting powers and relative rights of the Company’s Series A Preferred Stock and Series B Preferred Stock.  The Articles of Amendment became effective with the Secretary of the State of Georgia upon filing.  This description is qualified in its entirety by reference to a copy of the Articles of Amendment, which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits
3.1	Articles of Amendment of PAB Bankshares, Inc. establishing the Series A Preferred Stock and Series B Preferred Stock.
10.1	Form of Investment Agreement for Series B Preferred Stock.
99.1	Press Release dated September 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAB BANKSHARES, INC.
(Registrant)

Date: September 15, 2009	/s/ Nicole S. Stokes
(Signature)
Nicole S. Stokes,
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Number	Description

3.1	Articles of Amendment of PAB Bankshares, Inc. establishing the Series A Preferred Stock and Series B Preferred Stock.

10.1	Form of Investment Agreement for Series B Preferred Stock.

99.1	Press Release dated September 9, 2009.